EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT


1. VDC Communications, Inc., a Delaware corporation

2. VDC Telecommunications, Inc., a Delaware corporation

3. Voice & Data Communications (Hong Kong) Limited, a Hong Kong corporation